Exhibit 5.02

LAW OFFICE OF GARY A. AGRON
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: (303) 770-7254
Facsimile: (303) 770-7257
E-Mail: gaa@attglobal.net

September 7, 2005

Imagenetix, Inc.
16935 West Bernardo Drive, Suite 101
San Diego, CA 92127

Re:    Registration Statement on Form SB-2

Ladies and Gentlemen:

We are counsel for Imagenetix, Inc., a Nevada corporation (the “Company”), in connection with the proposed public offering under the Securities Act of 1933, as amended, of up to 1,672,500 shares of its $.001 par value common stock (“Common Stock”) and 4,844,351 shares of Common Stock underlying stock options and warrants to be offered by the Company through a Registration Statement on Form SB-2 (“Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the “Commission”).

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)    Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the state of Nevada;

(2)    Corporate minutes containing the written deliberations and resolutions of the Board of Directors and shareholders of the Company;

(3)    The Registration Statement and the Preliminary Prospectus contained within the Registration Statement;

(4)    The other exhibits of the Registration Statement; and

(5)    All relevant statutory provisions under Nevada law. All applicable Nevada Constitutional provisions and all reported judicial decisions interpreting such statutory and Constitutional provisions.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock when issued under the Registration Statement will be fully paid, non-assessable and lawfully issued under Nevada law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus constituting a part of the within Registration Statement on Form SB-2.

Very truly yours,

/s/ Gary A. Agron

Gary A. Agron